Exhibit 99.1

FPIC INSURANCE GROUP, INC.
REPORTS THIRD QUARTER 2007 RESULTS

JACKSONVILLE, Fla. (Business Wire) – October 30, 2007 – FPIC Insurance Group, Inc. (“FPIC”) (NASDAQ:  FPIC) reported for the third quarter of 2007:

—	income from continuing operations of $8.2 million, or $0.86 per diluted common share, as compared to $8.5 million, or $0.80 per diluted common share, for the third quarter 2006;

—	operating earnings of $8.3 million, or $0.86 per diluted common share, as compared to $8.6 million, or $0.80 per diluted common share, for the third quarter 2006; and

—
net income of $8.0 million, or $0.84 per diluted common share, as compared to $23.3 million, or $2.18 per diluted common share, for the third quarter 2006.  Net income for the third quarter of 2006 includes income from discontinued operations of $14.8 million (which includes an after-tax gain of $12.4 million arising from the disposition of such operations).

For the nine months ended September 30, 2007, FPIC reported:

—	income from continuing operations of $36.0 million, or $3.63 per diluted common share, as compared to $23.0 million, or $2.14 per diluted common share, for the nine months ended September 30, 2006;

—	operating earnings of $36.1 million, or $3.64 per diluted common share, as compared to $22.9 million, or $2.13 per diluted common share, for the nine months ended September 30, 2006; and

—
net income of $35.8 million, or $3.61 per diluted common share, as compared to $42.2 million, or $3.92 per diluted common share, for the nine months ended September 30, 2006.  Net income for the first nine months of 2006 includes income from discontinued operations of $19.2 million (which includes an after-tax gain of $12.4 million arising from the disposition of such operations).

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The results of operations for the nine months ended September 30, 2007 include a $9.7 million after-tax gain resulting from the commutation, effective January 1, 2007, of all reinsurance treaties under which our subsidiary, First Professionals Insurance Company, Inc. (“First Professionals”), acted as a reinsurer for Physicians’ Reciprocal Insurers (“PRI”).

The results for the third quarter and nine months ended September 30, 2007 include a charge of $4.2 million ($2.6 million after-tax) for an assessment announced earlier today by the Florida Office of Insurance Regulation ("Florida OIR") with respect to the insolvency of a group of Florida-domiciled homeowners' insurance companies owned by Poe Financial Group.  As allowed by Florida law, our insurance subsidiaries are entitled to recoup this assessment from their Florida policyholders and intend to make the necessary filings to do so.  The results for the nine months ended September 30, 2006 included a $4.7 million ($2.9 million after-tax) charge for a separate assessment made by the Florida OIR with respect to the same insolvency.

Certain other factors affecting our comparative results for the quarter and nine months are discussed in the “Unaudited Financial and Operational Highlights” section below.

“We had another strong quarter, notwithstanding the Florida guaranty fund assessment, which we're entitled to recover from our policyholders as we've done in the past,” said John R. Byers, President and Chief Executive Officer.  “Our commitment to underwriting profitability, and our strong capital and market positions continue to provide opportunities to drive attractive returns for our shareholders."

Unaudited Financial and Operational Highlights for Third Quarter 2007
(as compared to third quarter 2006 unless otherwise indicated)

—	Excluding the impact of the guaranty fund assessment, operating earnings increased 26% (41% on a diluted per share basis).
—	Excluding the impact of the guaranty fund assessment, income from continuing operations increased 26% (40% on a diluted per share basis).
—	Direct premiums written declined 12% primarily as a result of lower premium rates in our Florida market and, to a lesser extent, a shift in overall business mix.
—	Consolidated revenues declined 14% primarily as a result of lower net premiums earned.
—
Policyholder retention was 94% nationally and 95% in Florida for the nine months ended September 30, 2007 compared to 92% national retention and 94% Florida retention for the first nine months of 2006.

—
The number of professional liability policyholders insured by our insurance subsidiaries increased by 488 policyholders from June 30, 2007, comprised primarily of a net gain of 372 physicians and 97 dentists.  The net gain in physicians includes 197 policyholders under our new optometry program.

—
Our loss ratio was 58.7% compared to 70.1% for the third quarter of 2006.  This reduction reflects the continuation of favorable loss trends, including the recognition of $5.0 million of favorable prior year reserve development.  Excluding the PRI reinsurance commutation discussed above, we have recognized $9.0 million of favorable prior year loss development during the first nine months of 2007.

—
Our expense ratio was 29.9% compared to 18.4% for the third quarter of 2006.  Excluding the impact of the guaranty fund assessment, our expense ratio was 21.3% for the third quarter of 2007.  Lower net premiums earned resulted in the higher ratio for the third quarter of 2007 on this basis.

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—
Net investment income was 5% lower as a result of a decrease in average invested assets resulting from the PRI reinsurance commutation referred to above and share repurchases, offset to some extent by an increase in yield on our cash and fixed income securities.

—
Book value per common share increased 10% to $31.12 as of September 30, 2007 from $28.34 as of December 31, 2006.  The statutory surplus of our insurance subsidiaries increased 17% to $263.4 million as of September 30, 2007 compared to $226.0 million as of December 31, 2006.

—
On August 28, 2007, our Board of Directors approved an additional 500,000 share increase in our share repurchase program.  We repurchased 357,312 shares of our common stock during the quarter at an average price of $39.84 per share; as of September 30, 2007, 649,996 shares remained available under our current board authorized stock repurchase program.  For the nine months ended September 30, 2007 we have repurchased 954,529 shares of our common stock.

—	On October 24, 2007, Fitch reaffirmed the A- (strong) insurer financial strength rating assigned to our insurance subsidiaries.

Conference Call Information
We will host a conference call at 11:00 a.m., Eastern Time, Wednesday, October 31, 2007, to review third quarter 2007 results.  To access the conference call, dial (800) 573-4752 (USA) or (617) 224-4324 (International) and use the access code 62686227.

The conference call will also be broadcast live over the Internet in a listen-only format via our corporate website at http://www.fpic.com.  To access the call from FPIC’s home page, click on “Investor Relations” and a conference call link will be provided to connect you to the broadcast.  Questions can be submitted in advance of the call until 10:00 a.m., Eastern Time, Wednesday, October 31, 2007, via e-mail at ir@fpic.com or through our corporate website at http://www.fpic.com, where a link on the “Investor Relations” page has been provided.

For individuals unable to participate in the conference call, a telephone replay will be available beginning at 1:00 p.m., Eastern Time, Wednesday, October 31, 2007, and ending at 1:00 p.m., Eastern Time, Friday, November 2, 2007.  To access the telephone replay, dial (888) 286-8010 (USA) or (617) 801-6888 (International) and use the access code 52768686.  A replay of the conference call web cast will also be available beginning at 1:00 p.m., Eastern Time, Wednesday, October 31, on FPIC’s website.

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Cautionary Statement Regarding Forward-Looking Statements
This press release contains forward-looking statements that involve risks and uncertainties, as well as assumptions that, if they do not materialize or prove correct, could cause our results to differ materially from those expressed or implied by such forward-looking statements.  Such statements are made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including statements: of our plans, strategies and objectives for future operations; concerning new products, services or developments; regarding future economic conditions, performance or outlook; as to the outcome of contingencies; of beliefs or expectations; and of assumptions underlying any of the foregoing.  Forward-looking statements may be identified by their use of forward-looking terminology, such as “believes,” “expects,” “may,” “should,” “would,” “will,” “intends,” “plans,” “estimates,” “anticipates,” “projects” and similar words or expressions.  You should not place undue reliance on these forward-looking statements, which reflect our management’s opinions only as of the date of this press release.

Factors that might cause our results to differ materially from those expressed or implied by the forward-looking statements contained in this press release include, but are not limited to:

i)	The effect of negative developments and cyclical changes in the medical professional liability insurance business;
ii)
The effects of competition, including competition for agents to place insurance, of physicians electing to self-insure or to practice without insurance coverage, and of related trends and associated pricing pressures and developments;

iii)	Business risks that result from our size, products, and geographic concentration;
iv)
The risks and uncertainties involved in determining the rates we charge for our products and services, as well as these rates being subject to or mandated by legal requirements and regulatory approval;

v)	The actual amount of our new and renewal business;
vi)	The uncertainties involved in the loss reserving process, including the possible occurrence of insured losses with a frequency or severity exceeding our estimates;
vii)	The unpredictability of court decisions and our exposure to claims for extra contractual damages and losses in excess of policy limits;
viii)	Legislative, regulatory or consumer initiatives that may adversely affect our business, including initiatives seeking to lower premium rates;
ix)	The passage of additional or repeal of current tort reform measures, and the effect of such new measures and tort reform measures already in effect;
x)	Developments in reinsurance markets that could affect our reinsurance programs or our ability to collect reinsurance recoverables;
xi)	Developments in financial and securities markets that could affect our investment portfolio;
xii)	The loss of the services of any key members of senior management;
xiii)	Assessments imposed by state financial guaranty associations or other insurance regulatory bodies;

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xiv)	Changes in our financial ratings resulting from one or more of these uncertainties or other factors and the potential impact on our agents’ ability to place insurance business on our behalf;
xv)	Risks of impairment of assets, generally, including the risk of impairment or inability to continue to recognize goodwill, deferred acquisition costs and deferred tax assets; and
xvi)
Other factors discussed in our Annual Report on Form 10-K for the year ended December 31, 2006, including Item 1A.  Risk Factors and Item 7.  Management’s Discussion and Analysis of Financial Condition and Results of Operations, filed with the SEC on March 9, 2007, and other factors discussed in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2007, which will be filed with the SEC in the near future.

Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of their dates.  We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Non-GAAP Financial Measures
To supplement the consolidated financial information presented herein in accordance with accounting principles generally accepted in the United States of America (“GAAP”), we report certain non-GAAP financial measures widely used in the insurance industry to evaluate financial performance over time.  Operating earnings is a non-GAAP financial measure used by investors and analysts in the insurance sector to facilitate understanding of results by excluding: (i) the net effects of realized capital gains and losses, which are more closely tied to the financial markets; (ii) the cumulative effects of accounting changes and other infrequent or non-recurring items, which can affect comparability across reporting periods; and (iii) discontinued operations.  Tangible book value is a further non-GAAP financial measure used by investors and analysts to gauge book values excluding goodwill and other intangible assets.

The presentation of non-GAAP financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP.  For more information on these non-GAAP financial measures, see the table captioned “Reconciliation of Non-GAAP Measures to the Nearest Comparable GAAP Measures,” provided later in this release.  We believe that these non-GAAP financial measures provide meaningful supplemental information regarding our performance and allow for greater transparency with respect to supplemental information used by us in our financial and operational decision-making.

Corporate Profile
FPIC Insurance Group, Inc., through its subsidiary companies, is a leading provider of medical professional liability insurance for physicians, dentists and other healthcare providers.

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Contact Information
FPIC Insurance Group, Inc. Investor Relations, Dana Mullins, 904-360-3612 225 Water Street, Suite 1400 Jacksonville, Florida 32202
For all your investor needs, FPIC is on the Internet at www.fpic.com or e-mail us at ir@fpic.com.

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FPIC Insurance Group, Inc.
Unaudited Selected Financial Data

Selected Data based on the Consolidated Statements of Income:

(in thousands, except earnings per common share)	For the Quarter Ended		For the Nine Months Ended
	September 30, 2007	September 30, 2006	September 30, 2007	September 30, 2006
Revenues
Net premiums earned	$48,449	57,275	$149,467	172,094
Net investment income	7,716	8,120	23,447	23,394
Net realized investment (losses) gains	(67)	(58)	(163)	112
Other income	125	131	298	382
Total revenues	56,223	65,468	173,049	195,982

Expenses
Net losses and loss adjustment expenses	28,425	40,149	80,454	120,581
Other underwriting expenses	14,517	10,558	34,658	35,057
Interest expense on debt	1,123	1,088	3,323	3,192
Other expenses	37	1,272	56	4,435
Total expenses	44,102	53,067	118,491	163,265

Income from continuing operations before income taxes	12,121	12,401	54,558	32,717
Less: Income tax expense	3,894	3,855	18,529	9,714
Income from continuing operations	8,227	8,546	36,029	23,003

Discontinued Operations
Income from discontinued operations (net of income taxes)	—	2,331	—	6,706
(Loss) gain on disposal of discontinued operations (net of income taxes)	(191)	12,449	(191)	12,449
Discontinued operations	(191)	14,780	(191)	19,155

Net income	$8,036	23,326	$35,838	42,158

Basic earnings per common share
Income from continuing operations	$0.88	0.83	$3.76	2.23
Discontinued operations	(0.02)	1.43	(0.02)	1.86
Net income	$0.86	2.26	$3.74	4.09

Basic weighted average common shares outstanding	9,300	10,321	9,570	10,304

Diluted earnings per common share
Income from continuing operations	$0.86	0.80	$3.63	2.14
Discontinued operations	(0.02)	1.38	(0.02)	1.78
Net income	$0.84	2.18	$3.61	3.92

Diluted weighted average common shares outstanding	9,623	10,711	9,919	10,747

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Selected Data based on the Consolidated Statements of Financial Position and the Consolidated Statements of Cash Flows:

(in thousands, except book value and tangible book value per common share)			As of	As of
			September 30,	December 31,
			2007	2006
Total cash and investments			$769,537	865,997
Total assets			$1,086,394	1,219,059
Liability for losses and loss adjustment expenses ("LAE")			$592,718	642,955
Liability for losses and LAE, net of reinsurance			$444,781	484,087
Long-term debt			$46,083	46,083
Accumulated other comprehensive loss, net			$(4,759)	(5,977)
Total shareholders' equity			$285,080	285,254
Book value per common share			$31.12	28.34
Tangible book value per common share (1), (2)			$29.94	27.27
Common shares outstanding			9,160	10,064
Consolidated statutory surplus of insurance subsidiaries			$263,448	225,983

(in thousands)	For the Quarter Ended		For the Nine Months Ended
	September 30, 2007	September 30, 2006	September 30, 2007	September 30, 2006
Cash flows from continuing operations
Net cash provided by (used in) operating activities (3)	$15,938	22,797	$(50,558)	57,000
Net cash (used in) provided by investing activities	$(17,022)	(34,454)	$29,817	5,010
Net cash (used in) provided by financing activities	$(13,601)	868	$(39,304)	(1,463)

Cash flows from discontinued operations
Net cash (used in) provided by discontinued operations	$(191)	2,897	$(191)	4,546

(1)	Excludes goodwill of $10.8 million as of September 30, 2007 and December 31, 2006.
(2)
For additional information regarding the use of non-GAAP financial measures, see the discussion provided earlier in this release captioned “Non-GAAP Financial Measures” and the “Reconciliation of Non-GAAP Measures to the Nearest Comparable GAAP Measures” found later in this release.

(3)
Net cash used in operating activities for the nine months ended September 30, 2007 reflects a payment of $87.7 million as the result of the commutation of reinsurance treaties with PRI effective January 1, 2007.

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Selected Insurance Data:

(in thousands)	For the Quarter Ended
	September 30,	Percentage	September 30,
	2007	Change	2006
Direct premiums written	$59,799	-12%	67,986
Assumed premiums written	34	-98%	1,849
Ceded premiums written	(6,590)	16%	(7,882)
Net premiums written	$53,243	-14%	61,953

(in thousands)
	For the Nine Months Ended
	September 30,	Percentage	September 30,
	2007	Change	2006
Direct premiums written	$166,747	-16%	198,867
Assumed premiums written	(9)	-100%	4,634
Commutation of assumed premiums written	(54,465)	—	—
Ceded premiums written	(19,370)	16%	(22,977)
Net premiums written	$92,903	-49%	180,524

	For the Quarter Ended		For the Nine Months Ended
	September 30, 2007	September 30, 2006	September 30, 2007	September 30, 2006
Loss ratio
Current accident year	69.0%	70.1%	69.2%	70.1%
Commutation of assumed premiums written - prior accident years	0.0%	0.0%	-9.4%	0.0%
Prior accident years	-10.3%	0.0%	-6.0%	0.0%
Calendar year loss ratio (1)	58.7%	70.1%	53.8%	70.1%
Underwriting expense ratio (1)	29.9%	18.4%	23.2%	20.4%
Combined ratio	88.6%	88.5%	77.0%	90.5%

(1)
The 2007 calendar year loss ratio and underwriting expense ratio for the nine months ended September 30, 2007 include the impact of the reinsurance commutations between First Professionals and PRI effective January 1, 2007.  Excluding the impact of the commutations, the calendar year loss ratio and underwriting expense ratio would be 63.2% and 24.3%, respectively.  The underwriting expense ratio for the quarter ended September 30, 2007 and for the nine months ended September 30, 2007 and 2006 include the impact of guaranty fund assessments by the Florida OIR.  Excluding the impact of the assessments and the commutations, our underwriting expense ratio would be 21.4% for the quarter ended September 30, 2007 and 21.6% and 17.7% for the nine months ended September 30, 2007 and 2006, respectively.

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Selected Insurance Data (continued):

	For the Nine Months Ended
Net paid losses and LAE on professional liability claims (in thousands) (1), (2)	September 30, 2007	Percentage Change	September 30, 2006
Net paid losses on professional liability claims	$49,796	3%	48,433
Net paid LAE on professional liability claims	39,582	-13%	45,347
Total net paid losses and LAE on professional liability claims	$89,378	-5%	93,780

Professional liability claims and incidents closed without indemnity payment
Total professional liability claims closed without indemnity payment	562	-8%	609
Total professional liability incidents closed without indemnity payment	530	-25%	702
Total professional liability claims and incidents closed without indemnity payment	1,092	-17%	1,311

Total professional liability claims with indemnity payment	238	2%	233

CWIP Ratio on a rolling four quarter basis(3)	28%		29%

CWIP Ratio, including incidents, on a rolling four quarter basis (3)	15%		16%

Professional liability claims and incidents reported during the period
Total professional liability claims reported during the period	472	-17%	566
Total professional liability incidents reported during the period	733	12%	654
Total professional liability claims and incidents reported during the period	1,205	-1%	1,220

Total professional liability claims and incidents that remained open	3,758	-12%	4,267

Professional liability policyholders	13,498	-1%	13,625

(1)
For the purpose of period over period comparisons, net paid losses and LAE for the nine months ended September 30, 2007 do not take into account the commutation of the reinsurance treaties between First Professionals and PRI effective January 1, 2007, which would be an increase in net paid losses and LAE of $29.2 million for the nine months ended September 30, 2007.

(2)
For purposes of period over period comparisons, net paid losses and LAE for the nine months ended September 30, 2006 do not take into account loss and LAE payments ceded under our former net account quota share reinsurance agreement with Hannover Re, which was commuted effective December 31, 2006.  Loss and LAE payments ceded under this former reinsurance agreement, which would be a reduction of net paid losses and LAE, totaled $19.5 million for the nine months ended September 30, 2006.

(3)
The closed with indemnity payment (“CWIP”) ratio is defined as the ratio of total professional liability claims with indemnity payment to the sum of total professional liability claims with indemnity payment and total professional liability claims closed without indemnity payment.

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Reconciliation of Non-GAAP Measures to the Nearest Comparable GAAP Measures

Reconciliation of net income to operating earnings:

(in thousands, except earnings per common share)	For the Quarter Ended		For the Nine Months Ended
	September 30, 2007	September 30, 2006	September 30, 2007	September 30, 2006
Net income	$8,036	23,326	$35,838	42,158

Adjustments to reconcile net income to operating earnings:
Less: Net realized investment (losses) gains, net of income taxes	(42)	(36)	(100)	69
Less: Discontinued operations, net of income taxes	(191)	14,780	(191)	19,155
Total adjustments	(233)	14,744	(291)	19,224

Operating earnings	$8,269	8,582	$36,129	22,934

Diluted earnings per common share
Net income	$0.84	2.18	$3.61	3.92
Adjustments to reconcile net income to operating earnings	0.02	(1.38)	0.03	(1.79)
Operating earnings	$0.86	0.80	$3.64	2.13

Diluted weighted average common shares outstanding	9,623	10,711	9,919	10,747

Reconciliation of shareholders’ equity to tangible shareholders’ equity:

(in thousands, except book value and tangible book value per common share)	As of	As of
	September 30,	December 31,
	2007	2006
Total shareholders' equity	$285,080	285,254
Adjustments to reconcile total shareholders' equity to tangible shareholders' equity:
Goodwill	(10,833)	(10,833)
Tangible shareholders' equity	$274,247	274,421

Book value per common share	$31.12	28.34
Tangible book value per common share	$29.94	27.27

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